Exhibit 21.1
Exterran Holdings, Inc. and Subsidiaries
Company Listing as of December 31, 2007

Place of
	Company	Ownership	Incorporation
1	Arabian European Mechanical Company Ltd.	49% Owned	Saudi Arabia
2	Aurora Barbados, S.r.l.	Wholly owned	Barbados
3	B.T. Engineering Pte Ltd	Wholly owned	Singapore
4	B.T.I. Holdings Pte Ltd	Wholly owned	Singapore
5	Beijing Universal Compression Technical Services Company Ltd.	Wholly owned	China
6	Belleli Energy B.V.	Wholly owned	Netherlands
7	Belleli Energy Critical Process Equipment S.p.A.	Wholly owned	Italy
8	Belleli Energy Djibouti FZCO	Wholly owned	Djibouti
9	Belleli Energy F.Z.E.	Wholly owned	Dubai
10	Belleli Energy S.p.A.	Wholly owned	Italy
11	Compression Services de Mexico, S.A. de C.V.	Wholly owned	Mexico
12	Compressor Systems International, Inc.	Wholly owned	Delaware
13	EES Leasing LLC	Wholly owned	Delaware
14	EI Leasing LLC	Wholly owned	Delaware
15	Energy Dynamics de Venezuela, C.A.	Wholly owned	Venezuela
16	Energy Transfer-Hanover Ventures LP	Wholly owned	Delaware
17	Enterra Compression Investment Company	Wholly owned	Delaware
18	Excel Energy Services Limited	Wholly owned	Nigeria
19	EXH GP LP LLC	Wholly owned	Delaware
20	EXH MLP LP LLC	Wholly owned	Delaware
21	EXLP Leasing LLC	Wholly owned	Delaware
22	EXLP Operating LLC	Wholly owned	Delaware
23	Exterran (Poland) Sp. z.o.o.	Wholly owned	Poland
24	Exterran (Thailand) Ltd.	Wholly owned	Thailand
25	Exterran (UK) Ltd.	Wholly owned	United Kingdom
26	Exterran ABS 2007 LLC	Wholly owned	Delaware
27	Exterran ABS Leasing 2007 LLC	Wholly owned	Delaware
28	Exterran Canada, Limited Partnership	Wholly owned	Nova Scotia, Canada
29	Exterran Canadian Partnership Holdings GP ULC	Wholly owned	Nova Scotia, Canada
30	Exterran Canadian Partnership Holdings LP Company	Wholly owned	Alberta, Canada
31	Exterran Eastern Hemisphere F.Z.E.	Wholly owned	Dubai
32	Exterran Energy Solutions, L.P.	Wholly owned	Delaware
33	Exterran General Partner, L.P.	Wholly owned	Delaware
34	Exterran GP LLC	Wholly owned	Delaware
35	Exterran Holding Company NL B.V.	Wholly owned	Netherlands
36	Exterran Holdings, Inc.	Parent	Delaware
37	Exterran International SA	Wholly owned	Switzerland
38	Exterran Malta Holding Limited	Wholly owned	Malta
39	Exterran North Africa Limited	Wholly owned	Malta
40	Exterran Partners, L.P.	51% Owned	Delaware
41	Exterran Services (UK) Ltd.	Wholly owned	United Kingdom
42	Exterran Services B.V.	Wholly owned	Netherlands
43	Exterran, Inc.	Wholly owned	Texas
44	H.C.C. Compressor de Venezuela, C.A.	Wholly owned	Venezuela
45	Hanover (Malaysia) SDN BHD	60% Owned	Malaysia
46	Hanover Argentina, S.A.	Wholly owned	Argentina
47	Hanover Asia, Inc.	Wholly owned	Delaware
48	Hanover Australia LLC	Wholly owned	Delaware
49	Hanover Bolivia Ltda.	Wholly owned	Bolivia

Place of
	Company	Ownership	Incorporation
50	Hanover Brasil Ltda.	Wholly owned	Brazil
51	Hanover Canada Corporation	Wholly owned	Alberta, Canada
52	Hanover Cayman Limited	Wholly owned	Cayman Islands
53	Hanover Colombia Leasing, LLC	Wholly owned	Delaware
54	Hanover Compressed Natural Gas Services LLC	Wholly owned	Delaware
55	Exterran Energy Solutions Compania Limitada	Wholly owned	Chile
56	Hanover Compression General Holdings LLC	Wholly owned	Delaware
57	Hanover Compressor Capital Trust	Wholly owned	Delaware
58	Hanover Compressor Company	Wholly owned	Delaware
59	Hanover Compressor de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
60	Hanover Compressor Nigeria, Inc.	Wholly owned	Delaware
61	Hanover Compressor Peru, SAC	Wholly owned	Peru
62	Hanover de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
63	Hanover Ecuador L.L.C.	Wholly owned	Delaware
64	Hanover Egypt LLC	Wholly owned	Egypt
65	Hanover General Energy Transfer, LLC	Wholly owned	Delaware
66	Hanover HL Holdings, LLC	Wholly owned	Delaware
67	Hanover HL, LLC	Wholly owned	Delaware
68	Hanover IDR, Inc.	Wholly owned	Delaware
69	Hanover Kazakhstan LLP	Wholly owned	Kazakhstan
70	Hanover Limited Energy Transfer, LLC	Wholly owned	Delaware
71	Hanover Middle East LLC	70% Owned	Oman
72	Hanover Nigeria Energy Services Limited	Wholly owned	Nigeria
73	Hanover Pakistan (Private) Limited	Wholly owned	Pakistan
74	Hanover Partners Nigeria LLC	Wholly owned	Delaware
75	Hanover Peru Selva S.r.l.	Wholly owned	Peru
76	Hanover SPE, L.L.C.	Wholly owned	Delaware
77	Hanover Venezuela, C.A.	Wholly owned	Venezuela
78	HC Cayman LLC	Wholly owned	Delaware
79	EXH Cayman Ltd.	Wholly owned	Cayman Islands
80	HC Leasing, Inc.	Wholly owned	Delaware
81	HCL Colombia, Inc.	Wholly owned	Delaware
82	HG Compression Services Nigeria Limited	51% Owned	Nigeria
83	KOG, Inc.	Wholly owned	Delaware
84	Nigerian Leasing, LLC	Wholly owned	Delaware
85	P.T. Hanover Indonesia	Wholly owned	Indonesia
86	Probalance Engenharia Ltda.	Wholly owned	Brazil
87	Production Operators Cayman Inc.	Wholly owned	Cayman Islands
88	PT Universal Compression Indonesia	Wholly owned	Indonesia
89	Quimex S.A.	Wholly owned	Switzerland
90	Servi Compresores, C.A.	Wholly owned	Venezuela
91	UCO Compression Holding, L.L.C.	Wholly owned	Delaware
92	Exterran (Australia) Pty Ltd	Wholly owned	Australia
93	Universal Compression Argentina S.A.	Wholly owned	Argentina
94	Universal Compression Bolivia Ltda.	Wholly owned	Bolivia
95	Universal Compression Canadian Holdings, Inc.	Wholly owned	Delaware
96	Universal Compression Cayman Ltd.	Wholly owned	Cayman Islands
97	Universal Compression de Mexico, S.A. de C.V.	Wholly owned	Mexico
98	Universal Compression de Venezuela Unicom, C.A.	Wholly owned	Venezuela
99	Universal Compression del Peru, S.R.L.	Wholly owned	Peru
100	Universal Compression Finance Company Ltd.	Wholly owned	Barbados
101	Universal Compression International Holdings, S.L.U.	Wholly owned	Spain
102	Universal Compression International Ltd.	Wholly owned	Cayman Islands

Place of
	Company	Ownership	Incorporation
103	Universal Compression International, Inc.	Wholly owned	Delaware
104	Universal Compression Ltda.	Wholly owned	Brazil
105	Universal Compression Mauritius	Wholly owned	Mauritius
106	Universal Compression of Colombia Ltd.	Wholly owned	Cayman Islands
107	Universal Compression Services de Venezuela C.A.	Wholly owned	Venezuela
108	Universal Compression Services, LLC	Wholly owned	Delaware
109	Universal Compression Singapore Pte. Ltd.	Wholly owned	Singapore
110	Uniwhale de Colombia E.U.	75% Owned	Colombia
111	Uniwhale Ltd.	75% Owned	Cayman Islands